Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-229711) of Popular, Inc. of our report dated June 26, 2026 relating to the financial statements and supplemental schedule of the Popular, Inc. U.S.A. 401(k) Savings and Investment Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 26, 2026
15